UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2025

OneSpaWorld Holdings Limited

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

Nassau, Island of New Providence, Commonwealth of The Bahamas

(Address of principal executive offices)

Tel: (242) 322-2670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.) $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On April 23, 2025, the Board of Directors (“Board”) of OneSpaWorld Holdings Limited (the “Company”), approved an amendment to the Company’s Second Amended and Restated Articles of Association to provide for the declassification of the Board and the annual election of all directors phased in over a three-year period beginning with the 2025 annual meeting of shareholders (the “Articles Amendment”). A Certificate of Amendment to the Second Amended and Restated Articles of Association (the “Certificate of Amendment”), which includes the Articles Amendment, has been filed with the Registrar General of the Government of the Bahamas and became effective on April 23, 2025.

The foregoing description of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Second Amended and Restated Articles of Association of OneSpaWorld Holdings Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneSpaWorld Holdings Limited

Date: April 28, 2025	By:	/s/ Stephen B. Lazarus
Stephen B. Lazarus
President, Chief Financial Officer, and Chief Operating Officer